Natural Gas Services Group, Inc. (NYSE:NGS) Q1 2024 Earnings Call Transcript May 16, 2024 8:30 AM ET Company Participants Anna Delgado - IR Justin Jacobs – CEO John Bittner - Interim CFO Conference Call Participants Rob Brown - Lake Street Capital Markets David Locke - Old Mammoth Investments Operator Good morning, ladies and gentlemen, and welcome to the Natural Gas Services Group Incorporated Quarter One Earnings call. At this time, all participants are in listen-only mode. [Operator Instructions] I would now like to turn the call over to Ms. Anna Delgado. Please begin. Anna Delgado Thank you, Luke, and good morning, everyone. Before we begin, I would like to remind you that during the course of this conference call, the company will be making forward-looking statements within the meaning of federal securities laws. Investors are cautioned that forward-looking statements are not guarantees of future performance, and those actual results or developments may differ materially from those projected in the forward-looking statements. Finally, the company can give no assurance that such forward-looking statements will prove to be correct. Natural Gas Services Group disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Accordingly, you should not place undue reliance on forward-looking statements. These and other risks are described in yesterday's earnings press release and in our filings with the SEC, including our Form 10-Q for the period ended March 31, 2024, Form 8-K, and in our Form 10-K for the year ended December 31, 2023. These documents can be found in the Investors sections of our website located at www.ngsgi.com. Should one or more of these risks materialize or should underlying assumptions prove incorrect, actual results may vary materially. In addition, our discussion today will reference certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and adjusted gross margin, among others. For reconciliations of these non-GAAP financial measures to the most directly comparable measures under GAAP, please see yesterday's earnings release. I will now turn the call over to Justin Jacobs, our Chief Executive Officer. Justin? Justin Jacobs Thank you, Anna, and good morning, everyone. Welcome to our First Quarter 2024 Earnings Conference Call. Thank you for joining us this morning. We appreciate your interest in Natural Gas Services Group. I'll start by introducing the team. Joining me on the call this morning is Brian Tucker, our President and Chief Operating Officer; Jim Hazlett, our Chief Technical Officer; and John Bittner, our Interim Chief Financial Officer. In terms of the agenda for the call, I will start off with some high-level comments on the quarter. After that, John will review the quarter in detail, and then I will finish our prepared remarks with our general industry outlook, our updated guidance, and a recap of our growth strategy going forward. We will conclude with a Q&A session. I'm pleased to report that NGS had another strong quarter, and similar to the last call, we were happy with most areas of our performance. We had sequential growth in rental revenue, rental adjusted gross margin, and rental adjusted gross margin percentage. The growth in each of these metrics further validates our strategy of focusing new unit growth in high horsepower. Our first quarter adjusted EBITDA of $16.9 million exceeded our strong fourth-quarter figure of $16.3 million. Similarly, our first-quarter rental adjusted gross margin percentage of 61.1% eclipsed fourth- Exhibit 99.1 quarter figure of 60.7%. The strength in these two metrics, combined with an overall favorable outlook on industry conditions, led us to increase our outlook for 2024 adjusted EBITDA. I also want to provide context for our strong growth. Our 2022 adjusted EBITDA was $29.2 million and our 2023 adjusted EBITDA was $45.6 million. This is a growth rate of 56%. Looking forward to 2024, our outlook range implies a growth rate of 34% to 47%. These are very attractive growth rates, particularly considering the recurring nature of our revenue, the stability of the revenue as it is largely tied to crude oil production and our long term contracts. These organic growth rates are also far in excess of our publicly-traded rental compression competitors. In spite of these higher growth rates, we maintain a lower leverage -- level of leverage at only 2.57 times than each of these competitors. Putting my public equity investor hat on for a second, these are intriguing figures that I believe our existing shareholders appreciate and our potential shareholders find quite appealing. Considering our opportunities for further growth, I'm quite excited about what NGS can achieve in the coming years. With that, I'll turn it over to John Bittner to review the quarter in detail. John Bittner Thank you, Justin, and good morning, everyone. Let me jump right into the review of the first-quarter results. Total revenue for the three months ended March 31, 2024, increased to $36.9 million, which was up $10.3 million or 39% from $26.6 million in Q1 2023. Our revenue was up from $36.2 million for the three months ended December 31, 2023. Rental revenue for Q1 2024 was $33.7 million, up from $22.7 million in Q1 2023 for a 48% increase year-over- year, and was up $2.1 million from $31.6 million in Q4 2023, a 7% sequential increase. Our total adjusted gross margin of $21.1 million in the first quarter increased approximately 90% when compared to $11.1 million in the same period in 2023. Sequentially, totally -- total adjusted gross margin dollars increased 4% from $20.3 million last quarter. Adjusted gross margin as a percent of sales for Q1 2024 was 57.2% versus 41.8% for Q1 2023, and 55.9% in Q4 2023. This material increase year-over-year in margin percentage was driven primarily by rental adjusted gross margins. Our rental adjusted gross margin dollars increased year-over-year to $20.6 million in Q1 2024 from $11.1 million in Q1 2023, representing an 86% increase. Sequentially, rental adjusted gross margin dollars increased from $19.2 million for a 7% increase. Our rental adjusted gross margin as a percent of sales for Q1 2024 was 61.1% versus 48.8% for Q1 2023, and 60.7% in Q4 2023. Our rental adjusted gross margin remained well above recent levels for the second straight quarter. The incremental margin we've achieved on our newly set large horsepower units is quite high, even more so than we had expected. The increased revenue generated from these newly set units in Q4 2023 and Q1 2024 has created operating leverage for us, particularly in the areas of field service labor and field service overhead when compared with results realized in Q3 2023 and prior. As we have installed a high number of new units during the last year, the average age of our fleet has gone down, leading to repair and maintenance cost of these new units to be lower than our historical averages. We do expect these -- amounts to move in the direction of historical averages for such costs, and we may need to add incremental labor and overhead costs as we continue to grow. These factors generate some caution that levels of rental adjusted gross margin for the past two quarters can be maintained in the longer term, and thus we expect some downward pressure on these margins over the coming quarters. SG&A expense for Q1 2024 was $4.7 million or 12.7% of revenue versus $4.6 million or 17.1% of revenue in Q1 2023. SG&A expense was $4.2 million or 11.6% of revenue in Q4 2023. Factors leading to the increase in SG&A expense over Q4 include additional headcount and associated costs in Q1 2024 and an increase in cost related to professional fees, specifically related to public company costs. Pretax operating income was $9.3 million for Q1 2024, which improved from approximately $400,000 in Q1 2023, and was up sequentially from $4.4 million in Q4. Our net income in Q1 2024 was $5.1 million compared to $370,000 in Q1 2023, and up $3.4 million from $1.7 million in Q4. Earnings per share for Q1 2024 were $0.41 on both a basic and fully diluted basis compared to $0.03 per share for Q1 2023 and earnings of $0.14 and $0.13, respectively, on a fully -- on a basic and fully diluted basis for Q4 2023.

Our first-quarter 2024 adjusted EBITDA was $16.9 million compared to $7.8 million in Q1 2023, or a 117% increase year-over-year, and a 4% sequential increase from $16.3 million in Q4. Our adjusted EBITDA for the last two quarters has benefited from strong rental adjusted gross margin and to a lesser degree, positive contribution from sales adjusted gross margin. At the end of Q1 in both 2024 and 2023, we had 1,245 rental -- utilized rental units. However, in Q1 2024, those 1,245 rented units represented over 444,000 horsepower compared to just over 335,000 horsepower as of March 31, 2023. Our total fleet as of March 31, 2024, was 1,894 units consisting of 542,256 horsepower, ending the quarter with 65.7% utilization on a per unit basis, and an 81.9 % utilization on a horsepower basis. Our average horsepower per unit as of March 31, 2024, was 286 horsepower per unit, up from 277 horsepower per unit at year-end 2023. Turning to the balance sheet, we ended the quarter with $5.2 million in cash and $172 million outstanding on our amended and restated revolving credit facility. In looking at the two financial covenants contained in our credit agreement, our leverage ratio was 2.57 times, up just slightly from 2.53 times as of year-end. Our fixed-charge coverage ratio for Q1 was 3.41 times, which was down slightly from 3.57 times in Q4. We are -- we were comfortably in compliance with both of our financial covenants as of March 31, 2024. Our accounts receivable balance as of March 31, 2024, was $42.3 million, which remains elevated from normal and expected levels, as discussed on last quarter's earnings call. During 2023, we experienced a significant number of new units being placed into service along with price increases on many existing units being implemented during the year. Certain of our systems and processes are undergoing improvement in increased automation to interface to a greater degree and more accurate degree with our customer systems. All of these issues created delays in us being able to timely collect payments from certain of our customers. This is more of a timing issue and there is no concern about our customers willingness to pay. We feel that we have identified these issues and are remediating them, but completely resolving these issues will take some time. We are confident that we are making progress and continue to believe that we will have these issues resolved within 2024 and will likely see progress in either Q2 or Q3 of this year. The net book value of our rental fleet at year end was approximately $378 million. We generated cash flow from operations of $5.6 million in Q1 2024 compared to $18.2 million for Q1 2023. The decrease is primarily related to a usage of cash for accounts payable in Q1 2024, where accounts payable was a source of cash in Q1 2023, offset partially by the growth in accounts receivable, as discussed above. We had capital expenditures of approximately $10.9 million in Q1 2024. This can be broken out to $9.2 million of new unit growth CapEx and rental upgrades, with the remaining $1.8 million being maintenance CapEx. We increased the balance outstanding on our amended and restated credit facility by $8 million during Q1. With that, I will turn it back to Justin for a discussion of the current operating environment. Justin Jacobs Thank you, John. Turning to the overall compression market, our perspective is positive as it was on the last call. We continue to see significant demand for our rental equipment with attractive pricing and contract tenor. We see a favorable environment for potential growth in new high horsepower units over the near to medium term, with sus -- some customers looking to contract new units as far out as 2026. Approximately 75% of our active fleet is located in oil and liquids oriented basins where activity is primarily driven by crude oil prices. Oil prices remain relatively steady, which should continue to drive activity. Activity and forecasts continue to show stable to increasing production levels for the near to medium term. We remain reasonably confident in the oil markets for the near term. The natural gas markets remain relatively weak with reduced production, significant supply and low prices. While natural gas prices have rallied the last week, we do not currently see natural gas production as a growth story. While the overall environment can be described as favorable, we remain vigilant that commodity markets can change to the negative in a hurry. As such, our growth plans include an appropriate margin of safety to withstand any potential downturn. I'll turn to our 2024 outlook with an update to guidance provided on our fourth quarter earnings call. For a written summary of our outlook, I would point you to our earnings release filed after the market closed yesterday, and I would also remind you of the disclaimer provided at the beginning of this call, which addresses forward-looking guidance. Our current outlook for 2024 adjusted EBITDA is $61 million to $67 million. This is an increase from the guidance provided on our last call. We've moved our range up based on the data from two quarters of higher rental adjusted gross margin percentage and adjusted EBITDA. We are very pleased with two quarters of rental adjusted gross mar - - gross margin percentage of 61%. This is obviously now a feasible number, but our question is how close we can stay to this level over time. Our guidance does assume some moderation in that number over the course of the year. We will continue to evaluate the, quote, expected level of margin as it relates to labor, parts, maintenance costs and overhead levels. Further, there is incremental investment that I believe is necessary and return enhancing as it relates to improving the scalability and efficiency of our operations. In addition to making sure we have the best people, this investment will primarily relate to data and the capture, analysis and use of data in operational decision making. I'll move next to new unit capital expenditures. For 2024, our new unit CapEx expected range remains at $40 million to $50 million. Of that, approximately $15 million is capital to build new units from the 2023 plan that will be completed and installed in 2024. The balance is 2024 capital plan expenditures that are currently expected to be completed and installed in late 2024, and/or early 2025. We are still in the process of reviewing the capital plans for 2024 and beyond. We are in active discussions to rent new units at attractive prices under long-term contracts. However, we are only spending capital on new units when we have a contract in hand and we'll adjust guidance as dictated by signed contracts. We have added outlook for 2024 maintenance capital expenditures. This range is $8 million to $11 million. The majority of this relates to our rental compression units with smaller amounts for field equipment, including trucks and other equipment. In terms of return on invested capital, our target remains at least 20%. This applies to any growth CapEx which I would define as new units, unit upgrades and unit conversions. This target is an average rate across our growth CapEx. I would also like to briefly discuss our forward-growth strategy. While each of these items will help us meet or hopefully exceed our '24 outlook, they also reflect our long-term intention to grow our revenue and cash flow. There are four parts to our growth strategy. Number one, optimize the existing utilized fleet. Number two, improve our asset utilization through increased utilization of our fleet and conversion of non-cash assets into cash. Number three, expand the high-horsepower rental fleet. And number four, execute accretive mergers and acquisitions. On the last call, I described each of these items. For this call, I would like to update progress against each of these parts of the growth strategy. The first point is optimizing the existing utilized fleet. There are two current areas of focus. First, we've seen a significant increase in our rental adjusted gross margin percentage. Simply put, how do we keep as much of that as possible. Second, we are raising prices in areas of high-cost inflation. Most of -- both of these are in process and we will have more to report in the next quarter. The second point of the growth strategy is to improve our asset utilization, in terms of converting non-cash assets into cash, two near-end opportunities, inventory and accounts receivable. From the end of Q4 to the end of Q1, our inventory decreased and created $2.65 million of cash. John spoke earlier about accounts receivable. While it'll take a little time for our efforts to be visible in our financials, there is substantial opportunity to create cash. Between inventory and accounts receivable, I would like to see at least $12 million of cash created by year-end, which is approximately $1 of cash per share. This created cash will pay down debt and/or create capacity for incremental rental equipment. The two other major sources of potential cash conversion are the income tax receivable and our own real estate. While we believe the opportunity is substantial in both of these, they are likely a little longer lead time. The other part of -- better asset utilization is increasing utilization of our rental fleet. We are in process of completing a full review of our unutilized fleet, which stands at approximately 650 units on the books at the end of Q1. We believe a substantial number of these units can be upgraded to our smart system, which substantially improves the operational runtime for our customers or can be converted to electric drives or high-pressure gas lift units. These upgrades and conversions will occur over the medium term, but we look forward to reporting progress in the coming quarters. The third point is the rent -- is expanding the rental fleet. As I mentioned in our outlook, we have maintained our range for new unit CapEx from the last call. It is, however, a great environment to contract high-horsepower units under long-term contracts at attractive pricing. We are in active discussions with multiple customers, but we'll not spend capital unless units are pre-contracted. More to come on this in the future.

Final point is mergers and acquisitions. We are evaluating the landscape of opportunities, but these are early days. I believe we are very well-positioned to complete accretive acquisitions and mergers with our strong growth trajectory, but conservative balance sheet. M&A is difficult to predict, so I won't attempt to do so. I think it is an opportunity, an opportunity that is not necessary for us to be successful at driving shareholder value, but if done properly, namely, it is strategic and accretive, could provide significant incremental value to our shareholders. While not providing overall goals on each of these items, I'm starting to provide some additional color on potential value creation on each of these parts of the growth strategy. Over the coming quarters, this color and specificity will increase. I've been in the CEO seat for about three months, and I'm happy to report that I'm more optimistic as to our potential than when I started. We certainly have challenges ahead, but the environment is favorable and we've demonstrated our ability to grow. I look forward to delivering against these opportunities to drive value for our shareholders. This concludes our prepared remarks. So I will ask the operator to queue up for the question-and-answer portion of the call. Luke, go ahead, please. Question-and-Answer Session Operator [Operator Instructions] Our first question comes from Mr. Rob Brown with Lake Street Capital Markets. Go ahead, please. Rob Brown Good morning. First question. You addressed it quite a bit, but the gross margin sustainability, I think you assume some retrenchment, but what's the sense of how that normalizes? Are you still need to get some data, or do you feel like you'll have a higher level of gross margin with the high-horsepower mix increasing? Justin Jacobs Morning, Rob. So I would say that after we've seen now two quarters of higher levels, we're certainly getting more comfortable that we're going to have a higher level. And we expected with the high horsepower that they would have higher margin, which, in fact, has been the case. I think, over -- the coming quarters, we'll certainly gather more data. And our target, our kind of general view is, I would say that we've been pleasantly surprised that we're seeing numbers with a six on the front of it, we're expecting something more with a five on the front of it. And that's still our general view as we go forward, but we hope to be able to keep it in the sixes. Rob Brown Okay, great. And then the demand environment, you talked about a fair number of discussions. Are you still seeing interest -- big interest in the high horsepower and good pricing, and maybe just some color on kind of the demand environment and what it would take to kind of look to, I guess, 20 -- 2025, '26 capital spending at the current levels? Justin Jacobs So, speaking generally of the environment, we're only looking at contracting new units in our high horsepower range. And we are seeing still a strong demand environment in terms of a lack of availability of equipment, in terms of the pricing that we're able to get, in terms of the length of the contract. So really, it's quite similar to the last call. We're still seeing quite a favorable environment in terms of demand for high horsepower.

Rob Brown Okay, great. And then, you touched a little bit on kind of the electric drive conversion, how much opportunity is there? What's the capital per unit on that? And how's that market looking at this point in terms of demand? Justin Jacobs In terms of looking at the electric conversion, it's still early days for us. As you look at the unutilized portion of our fleet, this is small and medium horsepower. So the average unutilized unit, if you look at our numbers, about 150 horsepower. So this is the small and the medium. So the capital cost for conversion there is, on an absolute basis, a relative small dollar per unit. Now the -- if we are successful in converting and getting those placed under contract, the return on invested capital is quite attractive. But in terms of opportunity there, it's still too early for us to give any sense of what the magnitude of that could be in terms of converting units and putting them out in the field. Rob Brown Okay, great. Thanks. I'll turn it over. Congratulations on progress. Justin Jacobs Thanks, Rob. Operator Thank you very much. Our next question comes from Mr. David Locke with Old Mammoth Investments. Go ahead. David Locke Hey, guys. Good morning. Justin Jacobs Good morning. David Locke Of the -- about $9 million in year-over-year incremental gross profit dollars that you generated. Could you roughly split that out between how much of that came from the new unit that you've put on in the last year and how much of that came from pricing on the existing fleet? Justin Jacobs So I would say that I won't break it out in terms of -- of specific numbers, but just give a sense. The majority of that is going to come from new units, but there is also a substantial contribution, but obviously, less than majority that's coming from price increases. David Locke Okay. And how much opportunity is there for pricing in the pre-existing fleet? And to what extent is the lack of availability of new equipment and how expensive new equipment is informing that pricing on your older stuff? Justin Jacobs So I would break it into, the high-horsepower and then small and medium. On the high-horsepower, you can -- look at our public competitors and see that utilization is exceptionally high. Our story is no different there. And so in terms of the lack of availability, that certainly is informing the price environment. In terms of more of our small and medium, even there, it really depends on the basin and what the operator is producing. Is it gas or is it oil? But we're seeing in certain basins still significant cost inflation. And as a result of that, we, along with others, are -- it's necessary for us to increase our prices to maintain margins. David Locke Okay. And when you say, maintain margin, are you just talking about like daily gross profit dollars or percentage, so that if you get the more revenue, there's more gross profit dollars to the Company as well. Or are you trying to like -- go ahead. Justin Jacobs It is a mix. Although, we're typically trying to target maintaining the margin percentage. David Locke Okay. That's it for now. I'll hop back in queue. Justin Jacobs Okay. Thank you. Operator Thank you very much. [Operator Instructions] I see no other questions, Mr. Jacobs. Justin Jacobs Okay. Thank you, Luke. And thanks for all of your questions and participation on the call. We sincerely appreciate your support. I want to thank all of our employees who delivered these results for shareholders. I also want to thank our customers for trusting us with their business. We look forward to updating you on our progress in the next quarter. And thank you. Operator Thank you, everyone. This concludes today's conference call. Again, thank you for attending.